Exhibit 99.2
Interim Financial Statements
Direct Alliance Corporation
June 30, 2006

DIRECT ALLIANCE CORPORATION
Index to Interim Financial Statements
June 30, 2006

Interim Financial Statements:

Balance Sheet as of June 30, 2006 (unaudited)	1

Statements of Operations for the six months ended June 30, 2006 and 2005 (unaudited)	2

Statement of Stockholder’s Equity as of June 30, 2006 (unaudited)	3

Statements of Cash Flows for the six months ended June 30, 2006 and 2005 (unaudited)	4

Notes to Interim Financial Statements	5

DIRECT ALLIANCE CORPORATION
Balance Sheet
(Unaudited)

June 30,
2006
ASSETS
Current assets:
Cash and cash equivalents	$467,804
Accounts receivable, net	13,888,133
Prepaids and other current assets	191,633
Deferred tax assets, net	1,434,301

Total current assets	15,981,871

Long-term assets:
Property and equipment, net	33,836,272

Total long-term assets	33,836,272

Total assets	$49,818,143

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Accounts payable	$677,224
Accrued employee compensation and benefits	3,571,819
Other accrued expenses	1,135,259
Deferred revenue	50,468
Current portion of capital lease obligation	70,513

Total current liabilities	5,505,283

Long-term liabilities:
Deferred tax liabilities, net	4,104,335

Total long-term liabilities	4,104,335

Total liabilities	9,609,618

Stockholder’s equity:
Common stock — $0.01 par value; 30,000,000 shares authorized, issued and outstanding as of June 30, 2006	300,000
Retained earnings	39,908,525

Total stockholder’s equity	40,208,525

Total liabilities and stockholder’s equity	$49,818,143

The accompanying notes are an integral part of this financial statement.

DIRECT ALLIANCE CORPORATION
Statements of Operations
(Unaudited)

	Six Months Ended June 30,
	2006	2005

Revenues	$34,095,033	$36,216,578

Operating expenses:
Cost of services	27,137,613	28,174,750
Selling, general and administrative expenses	2,253,217	1,252,592
Depreciation and amortization expense	1,733,440	1,834,763

Total operating expenses	31,124,270	31,262,105

Income from operations	2,970,763	4,954,473

Other expense, net	2,991	31,413

Income before income taxes	2,967,772	4,923,060

Provision for income taxes	1,181,671	1,959,109

Net income	$1,786,101	$2,963,951

The accompanying notes are an integral part of these financial statements.

DIRECT ALLIANCE CORPORATION
Statement of Stockholder’s Equity
(Unaudited)

				Total
	Common Stock		Retained	Stockholder's
	Shares	Amount	Earnings	Equity
Balance as of December 31, 2005	30,000,000	$300,000	$40,000,141	$40,300,141
Net income	—	—	1,786,101	1,786,101
Dividend to Parent	—	—	(1,877,717)	(1,877,717)

Balance as of June 30, 2006	30,000,000	$300,000	$39,908,525	$40,208,525

The accompanying notes are an integral part of this financial statement.

DIRECT ALLIANCE CORPORATION
Statements of Cash Flows
(Unaudited)

	Six Months Ended
	June 30,
	2006	2005
Cash flows from operating activities:
Net income	$1,786,101	$2,963,951
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	1,733,440	1,834,763
Deferred income tax provision	371,803	426,986
Gain on sale of property and equipment	(110)	(61)
Changes in assets and liabilities:
Accounts receivable, net	1,651,536	(2,952,967)
Prepaids and other assets	110,404	110,868
Accounts payable	(1,026,510)	(502,013)
Accrued employee compensation and benefits	493,264	(343,190)
Other accrued expenses	442,240	(1,942,646)
Deferred revenue	(26,478)	863,202

Net cash provided by operating activities	5,535,690	458,893

Cash flows from investing activities:
Purchases of property and equipment	(2,976,381)	(1,864,150)
Proceeds from sale of property and equipment	110	304

Net cash used in investing activities	(2,976,271)	(1,863,846)

Cash flows from financing activities:
Net change in bank overdraft	(129,229)	80,378
Payments on capital lease obligation	(84,669)	(84,616)
(Dividend to) distribution from Parent	(1,877,717)	1,409,191

Net cash (used in) provided by financing activities	(2,091,615)	1,404,953

Increase in cash and cash equivalents	467,804	—
Cash and cash equivalents, beginning of period	—	—

Cash and cash equivalents, end of period	$467,804	$—

The accompanying notes are an integral part of these financial statements.

DIRECT ALLIANCE CORPORATION
Notes to Unaudited Interim Financial Statements
June 30, 2006
NOTE 1: OVERVIEW AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Overview of Company. Direct Alliance Corporation (“Direct Alliance” or the “Company”), an Arizona Corporation, is a provider of outsourced direct marketing services to third parties in the United States (“U.S.”) and its focus is to provide outsourced marketing, sales, and business process outsourcing solutions to large multinational clients. Direct Alliance is a wholly-owned subsidiary of Insight Enterprises, Inc. (“Parent” or “Insight”).
Use of Estimates. The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. (“GAAP”) requires management to make estimates and assumptions in determining the reported amounts of assets and liabilities, disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period.
Concentration of Credit Risk. The Company is exposed to credit risk in the normal course of business, primarily related to accounts receivable. Historically, the losses related to credit risk have not been material. The Company regularly monitors its credit risk to mitigate the possibility of current and future exposures resulting in a loss. The Company evaluates the creditworthiness of its clients prior to entering into an agreement to provide services, and on an on-going basis as part of the processes for revenue recognition and accounts receivable.
Cash and Cash Equivalents. The Company considers all cash and investments with an original maturity of 90 days or less to be cash equivalents.
Property and Equipment. Property and equipment are stated at cost less accumulated depreciation and amortization. Additions, improvements, and major renewals are capitalized. Maintenance, repairs, and minor renewals are expensed as incurred. Amounts paid for software licenses and third-party-packaged software are capitalized.
Depreciation and amortization is computed on the straight-line method based on the following estimated useful lives:

Buildings and improvements	5 to 29 years
Computer equipment and software	3 to 10 years
Telephone equipment	5 to 10 years
Furniture and fixtures	7 years
The Company depreciates assets acquired under capital leases over the shorter of the expected useful life or the initial term of the lease.

DIRECT ALLIANCE CORPORATION
Notes to Unaudited Interim Financial Statements
June 30, 2006
During the year, the Company evaluates the carrying value of its Property and Equipment in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”) to assess whether future operating results are sufficient to recover the carrying costs of these long-lived assets. Reviews are regularly performed to determine whether facts and circumstances exist which indicate that the useful life is shorter than originally estimated or the carrying amount of assets may not be recoverable. When an indication exists, the Company assesses the recoverability of the long-lived assets by comparing the projected undiscounted net cash flows associated with the related asset or group of assets over their remaining lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the estimated fair value of those assets. There was no indication of impairment for the six months ended June 30, 2006.
Software Development Costs. The Company accounts for software development costs in accordance with the American Institute of Certified Public Accountants Statement of Position 98-1, “Accounting for the Cost of Computer Software Developed or Obtained for Internal Use,” which requires that certain costs related to the development or purchase of internal-use software be capitalized. Capitalized software costs are included in Property and Equipment in the accompanying Balance Sheets. These costs are amortized over the expected useful life of the software, which is three years. During the year, the Company assesses the recoverability of its capitalized software costs in accordance with SFAS 144, based upon analyses of expected future cash flows of services utilizing the software. There was no indication of impairment for the six months ended June 30, 2006.
Deferred Revenue. The Company records amounts billed and received, but not earned as Deferred Revenue in the accompanying Balance Sheet.
Fair Value of Financial Instruments. Fair values of current accounts receivable, accounts payable, accrued employee compensation and accrued expenses approximate their carrying amounts because of their short-term nature. Capital lease obligations carried on the Company’s Balance Sheet as of June 30, 2006 have a carrying value that approximate their estimated fair value.
Revenue Recognition. The Company’s outsourcing arrangements are primarily service fee based whereby net sales are based primarily upon a cost plus arrangement and a percentage of the sales price from products sold. These sales are recorded under the net sales recognition method in the period services are provided. Also, as an accommodation to select clients, the Company purchases product from suppliers and immediately resells the product to clients for ultimate resale to the client’s customer. These product sales (referred to as “pass-through product sales”) to the clients are transacted at little or no gross margin and the selling price to our client is recorded in net sales with the cost payable to the supplier recorded in cost of goods sold in accordance with Emerging Issues Task Force 99-19 “Reporting Revenue Gross as a Principal Versus Net as an Agent.”

DIRECT ALLIANCE CORPORATION
Notes to Unaudited Interim Financial Statements
June 30, 2006
Income Taxes. The Company accounts for income taxes in accordance with SFAS No. 109 “Accounting for Income Taxes,” (“SFAS 109”), which requires recognition of deferred tax assets and liabilities for the expected future income tax consequences of transactions that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Gross deferred tax assets may then be reduced by a valuation allowance for amounts that do not satisfy the realization criteria of SFAS 109.
For the six months ended June 30, 2006, the Company is included in the consolidated federal return and the Arizona combined state tax return of Insight. For purposes of these financial statements, federal and state income taxes have been computed as if the Company’s tax provision and related liability had been calculated on a separate return basis.
Stock Option Accounting. During the first quarter of 2006, the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004) “Share-Based Payment” (SFAS 123(R)”) applying the modified prospective method. SFAS 123(R) requires all equity-based payments to employees, including grants of employee stock options, to be recognized in the Condensed Consolidated Statement of Operations and Comprehensive Income based on the grant date fair value of the award. Prior to the adoption of SFAS 123(R), the Company accounted for equity-based awards under the intrinsic value method, which followed recognition and measurement principles of Accounting Principles Board Opinion No. 25 “Accounting for Stock Issued to Employees,” and related interpretations and equity-based compensation was included as pro forma disclosure within the notes to the financial statements.
Recently Issued Accounting Pronouncements.
In June 2006, the Financial Accounting Standards Board issued Interpretation No. 48 “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 is to be effective as of the beginning of the first annual period beginning after December 15, 2006. FIN 48 defines the threshold for recognizing the tax benefits of a tax return filing position in the financial statements as “more-likely-than-not” to be sustained by the taxing authority. This is different than the accounting practice currently followed by the Company, which is to recognize the best estimate of the impact of a tax position only when the position is “probable” of being sustained on audit based solely on the technical merits of the position. The term “probable” is consistent with the use of the term in SFAS No. 5 “Accounting for Contingencies,” to mean that “the future event or events are likely to occur.”
The Company is currently studying the impact FIN 48 will have on its financial statements when adopted.

DIRECT ALLIANCE CORPORATION
Notes to Unaudited Interim Financial Statements
June 30, 2006
NOTE 2: ACCOUNTS RECEIVABLE AND SIGNIFICANT CLIENTS
Accounts receivable, net consists of the following as of June 30:

2006
Accounts receivable	$13,888,133
Less: allowance for doubtful accounts	—

Accounts receivable, net	$13,888,133

The Company has three clients that contributed in excess of 10% of total revenue, all of which operate in the technology industry. The revenue from these clients as a percentage of total revenue for the six months ended June 30, 2006 was as follows:

% of Total
Revenue
Client A	39%
Client B	18%
Client C	21%
Accounts receivable from these clients as of June 30, 2006 was as follows:

2006
Client A	$6,092,020
Client B	$2,710,693
Client C	$1,946,337
The loss of one or more of its significant clients could have a material adverse effect on the Company’s business, operating results, or financial condition. The Company does not require collateral from its clients. To limit the Company’s credit risk, management performs ongoing credit evaluations of its clients and maintains allowances for uncollectible accounts, when necessary. Although the Company is impacted by economic conditions in the technology industry, management does not believe significant credit risk exists as of June 30, 2006.

DIRECT ALLIANCE CORPORATION
Notes to Unaudited Interim Financial Statements
June 30, 2006
NOTE 3: PROPERTY AND EQUIPMENT
Property and equipment consisted of the following as of June 30, 2006:

2006
Land, buildings and improvements	$23,385,958
Computer equipment	3,379,447
Computer software	12,861,359
Telephone equipment	2,575,629
Furniture and fixtures	5,924,940
Construction-in-progress	7,017,251

55,144,584
Less: Accumulated depreciation	(21,308,312)

$33,836,272

The Company has $338,463 of fixed assets purchased under a capital lease as of June 30, 2006. Accumulated amortization of these fixed assets was $144,131 as of June 30, 2006. Amortization expense of these fixed assets was $31,310 for the six months ended June 30, 2006 and 2005 and is recorded as a component of Depreciation and Amortization Expense in the accompanying Statement of Operations.
The net unamortized capitalized software, including amounts for internally developed software and software purchased from a third-party, was $5,770,075 as of June 30, 2006. Amortization expense of capitalized software was $643,017 and $769,518, respectively for the six months ended June 30, 2006 and 2005 and is recorded as a component of Depreciation and Amortization Expense in the accompanying Statement of Operations.
NOTE 4: CAPITAL LEASE
The Company has one capital lease for software. The future obligation for this lease as of June 30, 2006 was $70,513.
NOTE 5: CONTINGENCIES
Legal Proceedings. From time to time, the Company may be involved in claims or lawsuits that arise in the ordinary course of business. Accruals for claims or lawsuits have been provided for to the extent that losses are deemed both probable and estimable. Although the ultimate outcome of these claims or lawsuits cannot be ascertained, on the basis of present information and advice received from counsel, it is management’s opinion that the disposition or ultimate determination of such claims or lawsuits will not have a material adverse effect on the Company.

DIRECT ALLIANCE CORPORATION
Notes to Unaudited Interim Financial Statements
June 30, 2006
NOTE 6: INCOME TAXES
The components of the provision for income taxes are as follows for the six months ended June 30:

	2006	2005
Current provision:
Federal	$667,110	$1,275,622
State	142,758	256,501

Total current provision	$809,868	1,532,123

Deferred provision
Federal	$329,202	$378,063
State	42,601	48,923

Total deferred provision	$371,803	$426,986

Total provision for income taxes	$1,181,671	$1,959,109

The following reconciles the Company’s effective tax rate to the federal statutory rate are as follows for the six months ended June 30:

	2006	2005
Income tax per U.S. federal statutory rate (35%)	$1,038,720	$1,723,071
State income taxes, net of federal deduction	134,417	222,975
Other permanent differences	8,534	13,063

	$1,181,671	$1,959,109

The Company’s deferred income tax assets and liabilities are summarized as follows as of June 30, 2006:

2006
Current deferred tax assets:
Accrued employee compensation and benefits	$393,923
Allowance for doubtful accounts and other accruals	1,028,345
Other	12,033

Total current deferred tax assets	$1,434,301

Long-term deferred tax liabilities
Depreciation and amortization	(4,104,335)

Total long-term deferred tax liabilities	(4,104,335)

Net	$(2,670,034)

As required by SFAS 109, the Company periodically reviews the likelihood that deferred tax assets will be realized in future tax periods under the “more-likely-than-not” criteria. In making this judgment, SFAS 109 requires that all available evidence, both positive and negative, should be considered to determine whether, based on the weight of that evidence, a valuation allowance is required. As of June 30, 2006, the Company determined that no valuation allowances were necessary.

DIRECT ALLIANCE CORPORATION
Notes to Unaudited Interim Financial Statements
June 30, 2006
NOTE 7: STOCK COMPENSATION PLAN
Adoption of SFAS 123R. On January 1, 2006, the Company adopted SFAS 123R, which requires stock-based compensation to be measured based on the fair value of the award on the date of grant and the corresponding expense to be recognized over the period during which an employee is required to provide service in exchange for the award. In March 2005, the SEC issued Staff Accounting Bulletin No. 107 (“SAB No. 107”) relating to SFAS No. 123R. The Company has applied the provisions of SAB No. 107 in the adoption of SFAS 123R.
The Company adopted SFAS 123R using the modified prospective transition method. Under this method, the provisions of SFAS 123R apply to all awards granted or modified after the date on which we adopted SFAS 123R, and compensation expense must be recognized for any unvested stock option awards outstanding as of such date of adoption. The impact of adoption in 2006 was $0 as the options were all vested at December 31, 2005.
Reported and pro forma net income for the six months ended June 30, 2005 was as follows:

Net income as reported	$2,963,951
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(19,495)

Pro forma net income	$2,944,456

There were no options granted in 2005.
Stock Compensation Plan. In May 2000, the Company established the Direct Alliance Corporation 2000 Long-Term Incentive Plan (“Direct Alliance Plan”). The total number of stock options initially available for grant under this plan, representing 15% of the outstanding shares of the Company’s common stock, was 4,500,000. The underlying shares are held by the Parent. The options that were issued in 2000 were fully vested on May 5, 2005 and were exercised on May 5, 2006. As described in Note 9, the Company was sold on June 20, 2006 and $2,696,000 was paid to the holders of the 1,997,500 exercised stock options.
The following table summarizes the stock option activity under the Direct Alliance Plan:

		Weighted
		Average Price
	Number of Shares	per Share
Outstanding as of December 31, 2005	2,042,500	$1.42
Exercised	(1,997,500)	$1.42
Forfeitures	(45,000)	$1.42

Outstanding as of June 30, 2006	—	$1.42

DIRECT ALLIANCE CORPORATION
Notes to Unaudited Interim Financial Statements
June 30, 2006
NOTE 8: RELATED PARTY TRANSACTIONS
During the six months ended June 30, 2006 and 2005, the Company recognized $364,269 and $565,211, respectively in sales from Insight, which is reported as Revenue in the accompanying Statements of Operations. These sales had associated costs of $202,768 and $367,182, respectively, during the six months ended June 30, 2006 and 2005 which is reported as Cost of Services in the accompanying Statements of Operations.
NOTE 9: SUBSEQUENT EVENT
On June 30, 2006, TeleTech Holdings, Inc. acquired 100 percent of the outstanding common shares of the Company though certain real-estate assets were excluded from the sale. The preliminary purchase price was $46.5 million. The purchase agreement provides for the seller to (i) receive a future payment of up to $11.0 million based upon the earnings of the Company for the last six months of 2006 exceeding specified amounts and (ii) pay the buyer up to $5.0 million in the event certain clients of the Company do not renew, on substantially similar terms, their service agreement with the Company as set forth in the purchase agreement. The accompanying Balance Sheet reflects balances immediately prior to the acquisition by TeleTech Holdings, Inc.